For more information contact:	Analysts - Beth Baum or Krista Kochivar (206) 539-3907
Media - Kate Tate (206) 539-4420
Weyerhaeuser Reports Third Quarter Results

•	Earnings increased approximately 45% compared with second quarter

•	Closed sale of liquid packaging board business for $285 million

•	Repurchased $306 million of common shares, completing $2 billion accelerated commitment

SEATTLE (October 28, 2016) - Weyerhaeuser Company (NYSE: WY) today reported third quarter net earnings to common shareholders of $227 million, or $0.30 per diluted share, on net sales of $1.7 billion. This compares with net earnings of $180 million, or $0.35 per diluted share, on net sales of $1.4 billion for the same period last year.

Third quarter results include after-tax earnings of $65 million from discontinued operations, which included a net gain of $41 million on the divestiture of the liquid packaging board business. Third quarter results also include net after-tax charges of $10 million from special items. Excluding discontinued operations and special items, the company reported net earnings of $172 million, or $0.23 per diluted share for the third quarter. This compares with net earnings from continuing operations before special items of $121 million for the same period last year and $130 million for second quarter of 2016.

“Our employees delivered strong results in the quarter as Timberlands drove improved performance through merger synergies and Wood Products reported its best third quarter in over a decade,” said Doyle R. Simons, president and CEO. “We also completed our $2 billion accelerated share repurchase and closed the sale of our liquid packaging business. We remain committed to driving value for shareholders through a focused portfolio, industry leading performance, and disciplined capital allocation. The integration with Plum Creek continues to go very well and we are confident we will fully capture the cost and operational synergies from the merger.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS

Weyerhaeuser merged with Plum Creek Timber Company, Inc. (Plum Creek) on February 19, 2016. The financial statements presented within this release do not include Plum Creek financial results for any period prior to the February 19, 2016 merger date.

During 2016, Weyerhaeuser announced the sale of its Cellulose Fibers pulp mills, liquid packaging board business, and printing papers joint venture. Results for the Cellulose Fibers segment are presented as discontinued operations. All periods presented have been revised to separate results of discontinued operations from the results of our continuing operations.

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2016	2016	2015
(millions, except per share data)	2Q	3Q	3Q
Net sales	$1,655	$1,709	$1,355

Net earnings attributable to Weyerhaeuser common shareholders	$157	$227	$180
Weighted average shares outstanding, diluted(1)	748	754	517
Earnings per diluted share	$0.21	$0.30	$0.35

Net earnings from continuing operations attributable to Weyerhaeuser common shareholders before special items(2)	$130	$172	$121
Net earnings from continuing operations per diluted share attributable to Weyerhaeuser common shareholders before special items	$0.17	$0.23	$0.23

Adjusted EBITDA(3)	$413	$434	$245

(1) In the first quarter of 2016, Weyerhaeuser issued approximately 279 million shares in conjunction with the Plum Creek merger. During 2016, Weyerhaeuser has repurchased approximately 68 million shares to complete our $2 billion accelerated repurchase commitment, part of the $2.5 billion repurchase authorization that was announced in conjunction with the merger transaction. In the third quarter of 2016, the company issued approximately 23 million shares as a result of the conversion of its mandatory convertible preference shares. At the end of the third quarter of 2016, the company had approximately 748 million common shares outstanding.

(2) After-tax special items for the third quarter of 2016 represent $10 million of Plum Creek merger-related costs. There were no special items in the third quarter of 2015. After-tax special items from continuing operations for second quarter 2016 were $11 million.

(3) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income from continuing operations, adjusted for depreciation, depletion, amortization, basis in real estate sold, pension and postretirement costs not allocated to business segments and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from and is not intended to represent an alternative to our GAAP results. A reconciliation of Adjusted EBITDA to GAAP earnings is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS (millions)	2Q 2016	3Q 2016	Change
Net sales	$664	$700	$36
Contribution to pre-tax earnings	$125	$122	($3)
Adjusted EBITDA	$220	$223	$3

3Q 2016 Performance - Sales volumes for Southern and Northern logs increased seasonally. Western fee harvest volumes declined and average realizations for Western logs were comparable to the second quarter, as improved domestic realizations were offset by slightly lower realizations for export logs. Silviculture and road costs increased seasonally, and the business benefited from merger-related synergies and operational excellence initiatives.

4Q 2016 Outlook - Weyerhaeuser anticipates modestly higher earnings and Adjusted EBITDA from the Timberlands segment in the fourth quarter. In the West, the company expects slightly higher realizations for domestic and export logs, partially offset by lower fee harvest volumes. In the South, the company anticipates increased fee harvest volumes and seasonally lower silviculture expense.

REAL ESTATE, ENERGY AND NATURAL RESOURCES

FINANCIAL HIGHLIGHTS (millions)	2Q 2016	3Q 2016	Change
Net sales	$38	$48	$10
Contribution to pre-tax earnings	$12	$15	$3
Adjusted EBITDA	$28	$37	$9
3Q 2016 Performance - Earnings and Adjusted EBITDA improved compared to the second quarter. Real Estate sales increased, while contribution to earnings was impacted by higher land basis on the mix of properties sold. Earnings from Energy and Natural Resources operations were slightly higher.
4Q 2016 Outlook - Weyerhaeuser expects improved earnings and significantly higher Adjusted EBITDA from increased Real Estate sales in the fourth quarter.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS (millions)	2Q 2016	3Q 2016	Change
Net sales	$1,168	$1,194	$26
Contribution to pre-tax earnings	$156	$170	$14
Adjusted EBITDA	$189	$203	$14
3Q 2016 Performance - Average sales realizations for oriented strand board increased 7 percent and lumber sales realizations rose slightly compared to the second quarter. Lumber sales volumes and operating rates were slightly lower and log costs for Canadian and Western mills increased. Manufacturing costs for oriented strand board improved due to operational excellence initiatives and higher operating rates.
4Q 2016 Outlook - Weyerhaeuser expects seasonally lower earnings and Adjusted EBITDA from the Wood Products segment in the fourth quarter compared with the third quarter due to lower sales volumes across most product lines and seasonally weaker average sales realizations for oriented strand board. Fourth quarter Adjusted EBITDA, however, should be nearly double the fourth quarter of 2015.

DISCONTINUED OPERATIONS
Discontinued operations include the company’s Cellulose Fibers segment, which consists of pulp mills, a liquid packaging board facility, and a printing papers joint venture. The sale of the liquid packaging board business closed on August 31, 2016. These results correspond to assets and liabilities that have been classified as discontinued operations on our balance sheet.

FINANCIAL HIGHLIGHTS (millions)	2Q 2016	3Q 2016	Change
Total net sales	$456	$420	($36)
Earnings from discontinued operations before income taxes	$52	$47	($5)
Income taxes	($14)	($23)	($9)
Net earnings from operations	$38	$24	($14)
Net gain on divestiture of Liquid Packaging Board	—	$41	$41
Net earnings from discontinued operations	$38	$65	$27
3Q 2016 Performance - Improved sales realizations for pulp were more than offset by increased maintenance expense due to additional scheduled maintenance outage days. Third quarter includes a net after tax gain of $41 million on the divestiture of the liquid packaging board business.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900. We own or control more than 13 million acres of timberlands, primarily in the U.S., and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and cellulose fibers products. Our company is a real estate investment trust. In February 2016, we merged with Plum Creek Timber Company, Inc. In 2015, Weyerhaeuser and Plum Creek, on a combined basis, generated approximately $8.5 billion in net sales and employed nearly 14,000 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on October 28 to discuss third quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on October 28.

To join the conference call from within North America, dial 877-296-9413 (access code: 3192814) at least 15 minutes prior to the call. Those calling from outside North America should dial 706-679-2458 (access code: 3192814). Replays will be available for two weeks at 855-859-2056 (access code: 3192814) from within North America and at 404-537-3406 (access code: 3192814) from outside North America.

FORWARD LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and various assumptions that are subject to risks and uncertainties. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company will not update these forward-looking statements after the date of this news release.

Some forward-looking statements discuss the company's plans, strategies, expectations and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “approximately,” “anticipates,” “estimates,” and “plans.” In addition, these words may use the positive or negative or other variations of those and similar words.

This release contains forward-looking statements regarding the company's expectations during the fourth quarter of 2016, including with respect to: earnings and Adjusted EBITDA; cost and operational synergies from the merger with Plum Creek; domestic and export log realizations, harvest volumes and silviculture expense; real estate sales; and sales volumes across Wood Products product lines and expected realizations for oriented strand board.

Major risks, uncertainties and assumptions that affect the company's businesses and may cause actual results to differ from these forward-looking statements, include, but are not limited to:

•	the effect of general economic conditions, including employment rates, interest rate levels, housing starts, availability of financing for home mortgages and strength of the U.S. dollar;

•
market demand for our products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	performance of our manufacturing operations, including maintenance requirements;

•	potential disruptions in our manufacturing operations;

•	the level of competition from domestic and foreign producers;

•	raw material availability and prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;

•	energy prices;

•
market demand for the company’s products, including market demand for our timberland properties that have higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;

•	the successful execution of our internal plans and strategic initiatives,

•
the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals;

•	transportation and labor availability and costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our common stock on charges for share-based compensation;

•	changes in accounting principles;

•	changes in implementation of acquisition accounting; and

•	other factors described under “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Registration Statement on Form S-4/A filed on December 23, 2015.

The company also is a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan and China. It is affected by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the euro, yen and the Canadian dollar, and the relative value of the euro and the yen. Restrictions on international trade or tariffs imposed on imports and disruptions in shipping and transportation also may affect the company.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS
We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$227
Earnings from discontinued operations, net of income taxes					(65)
Interest expense, net of capitalized interest					114
Income taxes					22
Net contribution to earnings	$122	$15	$170	$(9)	$298
Equity (earnings) loss from joint ventures	—	(1)	—	(8)	(9)
Interest income and other	—	—	—	(15)	(15)
Operating income	122	14	170	(32)	274
Depreciation, depletion and amortization	101	4	33	—	138
Basis of real estate sold	—	19	—	—	19
Non-operating pension and postretirement credits	—	—	—	(11)	(11)
Special items(1)	—	—	—	14	14
Adjusted EBITDA	$223	$37	$203	$(29)	$434

(1)	Pre-tax special items include $14 million of Plum Creek merger-related costs.

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2016:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$168
Earnings from discontinued operations, net of income taxes					(38)
Interest expense, net of capitalized interest					114
Income taxes					31
Net contribution to earnings	$125	$12	$156	$(18)	$275
Equity (earnings) loss from joint ventures	—	—	—	(7)	(7)
Interest income and other	—	—	—	(10)	(10)
Operating income	125	12	156	(35)	258
Depreciation, depletion and amortization	95	3	33	2	133
Basis of real estate sold	—	13	—	—	13
Non-operating pension and postretirement credits	—	—	—	(10)	(10)
Special items(1)	—	—	—	19	19
Adjusted EBITDA	$220	$28	$189	$(24)	$413

(1)    Pre-tax special items include: $8 million of Plum Creek merger-related costs and $11 million of legal expense.

The table below reconciles Adjusted EBITDA for the quarter ended September 30, 2015:

DOLLAR AMOUNTS IN MILLIONS	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$191
Earnings from discontinued operations, net of income taxes					(59)
Interest expense, net of capitalized interest					87
Income taxes					(44)
Net contribution to earnings	$107	$19	$85	$(36)	$175
Equity (earnings) loss from joint ventures	—	—	—	—	—
Interest income and other	—	—	—	(9)	(9)
Operating income	107	19	85	(45)	166
Depreciation, depletion and amortization	51	—	26	2	79
Basis of real estate sold	—	2	—	—	2
Non-operating pension and postretirement credits	—	—	—	(2)	(2)
Adjusted EBITDA	$158	$21	$111	$(45)	$245

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